                             DISTRIBUTION AGREEMENT

THIS AGREEMENT,  dated as of January 9, 1969, and amended and restated effective as of the 3rd day of  February,  2002,  between  Security  Ultra Fund,  a Kansas corporation  (hereinafter referred to as the "Fund"), and Security Distributors,
Inc., a Kansas corporation (hereinafter referred to as the "Distributor").

                                   WITNESSETH:

WHEREAS, the Fund is engaged in business as an open-end,  management  investment company  registered under the federal  Investment Company Act of 1940 (the "1940
Act"); and

WHEREAS, the Distributor is willing to act as principal underwriter for the Fund to offer for sale, sell and deliver after sale, the Class A Shares of the Fund's
$0.50 par value common stock  (hereinafter  referred to as the  "Shares") on the terms and conditions hereinafter set forth;

NOW,  THEREFORE,  in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

   1. EMPLOYMENT OF DISTRIBUTOR.  The Fund hereby employs the Distributor to act as  principal  underwriter  for the Fund with  respect to its Class A Shares and hereby  agrees  that  during  the term of this  Agreement,  and any  renewal  or extension hereof, or until any prior termination  hereof,  the Distributor shall have the exclusive  right to offer for sale and to distribute any and all of the
Fund's Class A Shares issued or to be issued by the Fund. The Distributor hereby accepts  such  employment  and agrees to act as the  distributor  of the Class A
Shares issued or to be issued by the Fund during the period this Agreement is in effect and agrees  during  such  period to offer for sale such Shares as long as such Shares remain available for sale,  unless the Distributor is unable legally to make such offer for sale as the result of any law or governmental regulation.

   2. OFFERING PRICE AND COMMISSIONS. Prior to the issuance of any Shares by the
Fund pursuant to any  subscription  tendered by or through the  Distributor  and confirmed for sale to or through the Distributor,  the Distributor  shall pay or cause to be paid to the  custodian  of the Fund in cash,  an amount equal to the net  asset  value  of such  Shares  at the  time  of  acceptance  of  each  such subscription and confirmation by the Fund of the sale of such Shares. All Shares shall be sold to the public only at their public  offering  price at the time of such sale,  and the Fund shall  receive  not less than the full net asset  value thereof.

   3. ALLOCATION OF EXPENSES AND CHARGES. During the period this Agreement is in effect,  the Fund  shall pay all  costs  and  expenses  in  connection  with the registration  of Shares  under the  Securities  Act of 1933  (the  "1933  Act"), including all expenses in connection  with the  preparation  and printing of any registration  statements and prospectuses necessary for registration  thereunder but  excluding any  additional  costs and expenses  incurred in  furnishing  the
Distributor with prospectuses.

The Fund shall also pay all costs, expenses and fees incurred in connection with the qualification of the Shares under the applicable Blue Sky laws of the states in which the Shares are offered.

During the period  this  Agreement  is in effect,  the  Distributor  will pay or reimburse the Fund for:

   (a)  All costs and expenses of printing and mailing  prospectuses (other than to existing shareholders) and confirmations,  and all costs and expenses
        of  preparing,   printing  and  mailing  advertising   material,   sales
        literature,  circulars,  applications, and other materials used or to be used in  connection  with the  offering for sale and the sale of Shares;
        and

   (b)  All clerical and administrative costs in processing the applications for and in connection with the sale of Shares.

The  Distributor  agrees  to  submit  to the Fund  for its  prior  approval  all advertising material,  sales literature,  circulars and any other material which the  Distributor  proposes to use in  connection  with the  offering for sale of
Shares.

   4. REDEMPTION OF SHARES. The Distributor,  as agent of and for the account of the Fund,  may  redeem  Shares of the Fund  offered  for resale to it at the net asset  value  of  such  Shares  (determined  as  provided  in  the  Articles  of
Incorporation  or Bylaws)  and not in excess of such  maximum  amounts as may be fixed from time to time by an officer of the Fund.  Whenever the officers of the
Fund deem it advisable for the protection of the  shareholders of the Fund, they may suspend or cancel such authority.

   5.  SALES  COMMISSIONS.  The  Distributor  shall  be  entitled  to  charge  a commission  on each sale of Shares in the amount set forth in the  prospectus of the Fund,  such  commission to be an amount equal to the difference  between the net asset value and the offering price of the shares, as such offering price may from time to time be  determined  by the  board of  directors  of the Fund.  All shares of the Fund shall be sold to the  public  only at their  public  offering price at the time of such  sale,  and the Fund shall  receive  not less than the full net asset value thereof.

   6. CLASS A DISTRIBUTION PLAN. Pursuant to a Class A Distribution Plan adopted by the Fund, the Fund agrees to make monthly  payments to the  Distributor in an amount  computed  at an annual  rate of 0.25% of the  Fund's  average  daily net assets, to finance  activities  undertaken by the Distributor for the purpose of distributing  the  Fund's  shares  to  investors  and/or  providing  shareholder services to the Fund's shareholders. All payments to the Distributor pursuant to this  paragraph  are  subject  to  the  following  conditions  being  met by the
Distributor.  The Distributor  shall furnish the Fund with quarterly  reports of its expenditures and such other  information  relating to expenditures or to the other distribution-related activities undertaken or proposed to be undertaken by the Distributor  during such fiscal year under its  Distribution  Agreement with the Fund as the Fund may reasonably request.

   7.  SHAREHOLDER  SERVICE  FEES.  The  Shareholder  Service  Fees  paid by the
Distributor  to  securities  dealers and other  entities  that have  executed an
Agreement  with the  Distributor  shall permit such  payments only in accordance with the  provisions  of this  paragraph  and  shall  have the  approval  of the majority  of the Board of  Directors  of the Fund  including  a majority  of the directors  who are not  interested  persons of the Fund as required by the Rule.
The Distributor may pay to the other party to an Agreement a fee (a "Shareholder
Service  Fee") for  Shareholder  Services  provided  by such other  party.  Such quarterly fee shall be payable in arrears in an amount equal to such  percentage of the aggregate net asset value of the Fund's Shares held by such other party's customers or clients at the close of business each day as  determined  from time to time by the Distributor.  The Shareholder Services  contemplated hereby shall include  fees for account  maintenance  and  personal  service to  shareholders, including,  but not limited to, answering routine customer  inquiries  regarding the Fund, assisting customers in changing dividend options, account designations and addresses,  and in enrolling into any of several  special  investment  plans offered in connection with the purchase of the Fund's Class A shares,  assisting in the establishment and maintenance of customer accounts and records and in the processing  of purchase and  redemption  transactions,  investing  dividends and
capital    gains    distributions    automatically    in    shares,    providing
sub-administration  and/or  sub-transfer  agency services for the benefit of the
Fund  and  providing  such  other  services  as the  Fund  or the  customer  may reasonably request.

   8. DISTRIBUTOR MAY ACT AS BROKER AND RECEIVE COMMISSIONS. Notwithstanding any
other  provisions  of this  Agreement,  it is  understood  and  agreed  that the
Distributor may act as a broker, on behalf of the Fund, in the purchase and sale of  securities  not effected on a securities  exchange,  provided  that any such transactions  and any commission  paid in connection  therewith  shall comply in every  respect  with the  requirements  of the 1940 Act and in  particular  with
Section 17(e) of that Act and the rules and  regulations  of the  Securities and
Exchange Commission promulgated thereunder.

   9. BROKERAGE  PLAN. The Fund may direct the  Distributor to take  appropriate actions  to effect  the  purposes  of the Fund's  Brokerage  Plan,  as it may be amended from time to time,  and the  Distributor,  when so directed by the Fund, shall take such actions,  which may include, but are not necessarily limited to, directing,  on behalf of the Fund, and subject to the standards described in the
Brokerage Plan, Security  Management  Company,  LLC or a Sub-Advisor to allocate transactions  for the  purchase  or sale of  portfolio  securities  in a  manner intended to increase the distribution of the Fund's shares.

   In  accordance  with the terms of the  Brokerage  Plan,  the Fund  shall make available to the Distributor, amounts derived from brokerage commissions paid by the Fund in connection  with its portfolio  transactions.  Such amounts shall be expended by SDI to finance the distribution-related  activities described in the
Plan.  The Fund shall also make  available  to the  Distributor,  the  brokerage credits,  benefits or other  services  received  from  broker-dealers  executing portfolio  transactions on behalf of the Fund.  Such credits,  benefits or other services shall be used by the  Distributor  to finance the  distribution-related activities  described in the Plan. The Distributor shall prepare reports for the
Board of Directors of the Fund on a quarterly basis showing such  information as shall be reasonably requested by the Board from time to time.

   10. AGREEMENTS SUBJECT TO APPLICABLE LAW AND REGULATIONS.  The parties hereto agree  that  all  provisions  of this  Agreement  will be  performed  in  strict accordance with the  requirements of: the 1940 Act, the 1933 Act, the Securities
Exchange Act of 1934,  the rules and  regulations of the Securities and Exchange
Commission under said statutes, all applicable state Blue Sky laws and the rules and regulations thereunder,  the rules of the National Association of Securities
Dealers, Inc., and, in strict accordance with, the provisions of the Articles of
Incorporation and Bylaws of the Fund.

   11.  DURATION AND  TERMINATION  OF  AGREEMENT.  This  Agreement  shall become effective  at the date  and time  that the  Fund's  prospectus,  reflecting  the underwriting  arrangements  provided by this Agreement,  shall become  effective under the 1933 Act, and shall, unless terminated as provided herein, continue in force for two years from that date, and from year to year  thereafter,  provided that such  continuance  for each  successive  year is  specifically  approved in advance at least  annually by either the Board of  Directors or by the vote of a majority (as defined in the 1940 Act) of the  outstanding  voting  securities of the Fund and, in either event, by the vote of a majority of the directors of the
Fund who are not parties to this  Agreement  or  interested  persons of any such party,  cast in person at a meeting  called for the  purpose of voting upon such approval.  As used in the preceding  sentence,  the words  "interested  persons"
shall have the  meaning set forth in Section  2(a)(19) of the 1940 Act.  Written notice of any such  approval  by the Board of  Directors  or by the holders of a majority of the outstanding  voting  securities of the Fund and by the directors who are not such interested persons shall be given promptly to the Distributor.

This  Agreement may be terminated at any time without the payment of any penalty by the Fund by giving the Distributor at least sixty (60) days' previous written notice of such  intention to terminate.  This Agreement may be terminated by the
Distributor  at any time by giving the Fund at least  sixty (60) days'  previous written notice of such intention to terminate.

This Agreement shall terminate automatically in the event of its assignment.  As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

   12. CONSTRUCTION OF AGREEMENT.  No provision of this Agreement is intended to or shall be construed as protecting the Distributor against any liability to the
Fund or to the Fund's security holders to which the Distributor  would otherwise be subject by reason of willful  misfeasance,  bad faith or gross  negligence in the performance of its duties under this Agreement.

Terms or words  used in the  Agreement,  which  also  occur in the  Articles  of
Incorporation or Bylaws of the Fund, shall have the same meaning herein as given to such terms or words in the Articles of Incorporation or Bylaws of the Fund.

   13. DISTRIBUTOR AN INDEPENDENT CONTRACTOR. The Distributor shall be deemed to be an independent  contractor and, except as expressly provided or authorized by the Fund, shall have no authority to act for or represent the Fund.

   14. NOTICE.  Any notice required or permitted to be given hereunder to either of the parties  hereto shall be deemed to have been given if mailed by certified mail in a postage-prepaid envelope addressed to the respective party as follows, unless  any such  party  has  notified  the  other  party  hereto  that  notices thereafter  intended  for such party shall be mailed to some other  address,  in which event notices  thereafter  shall be addressed to such party at the address designated in such request:

                        Security Ultra Fund
                        Security Benefit Group Building
                        700 SW Harrison Street
                        Topeka, Kansas 66636-0001

                        Security Distributors, Inc.
                        Security Benefit Group Building
                        700 SW Harrison Street
                        Topeka, Kansas 66636-0001

   15. AMENDMENT OF AGREEMENT. No amendment to this Agreement shall be effective until  approved  by (a) a majority of the Board of  Directors  of the Fund and a majority of the  directors of the Fund who are not parties to this  Agreement or affiliated persons of any such party, or (B) a vote of the holders of a majority of the outstanding voting securities of the Fund.

IN WITNESS  WHEREOF,  the parties have caused this Agreement to be duly executed by their respective corporate officers thereto duly authorized on the day, month and year first above written.

                                              SECURITY ULTRA FUND

                                              By:     JAMES R. SCHMANK
                                                  ------------------------------
                                                  James R. Schmank, President

ATTEST:

AMY J. LEE
------------------------------
Amy J. Lee, Secretary

                                              SECURITY DISTRIBUTORS, INC.

                                              By:       GREG GARVIN
                                                  ------------------------------
                                                  Greg Garvin, President

ATTEST:

AMY J. LEE
------------------------------
Amy J. Lee, Secretary